UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009

MEDASORB TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Deer Park Drive, Suite K
Monmouth Junction, New Jersey 08852
(Address of principal executive office) (Zip Code)

(732) 329-8885
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On October 5, 2009, certain investors exercised warrants to purchase an aggregate of 13,357.52 shares of our Series B Convertible Preferred stock at a purchase price of $100.00 per share. The warrants were issued in a private placement to purchasers of Series B Convertible Preferred Shares in June 2008 and had an expiration date of September 25, 2009 (the “Series B Warrants”).  We voluntarily extended the expiration date on the Series B Warrants in order to offer all warrantholders an additional warrant as an incentive for exercising their Series B Warrant.  In the aggregate, the investors that exercised the Series B Warrants will receive warrants to purchase up to 12,483,664 shares of Common Stock with an exercise price of $0.107 per share of Common Stock (which was the 5 day Volume Weighed Average Price when authorized by the Board of Directors) and an expiration date one-year after the date of issuance.  Series B Warrants that were not exercised by October 5, 2009 have expired.  As a result of the exercise of the warrants, the Company received net cash proceeds of $1,307,132.  An additional $28,620 of Series B Convertible Preferred Shares were issued to Company attorneys in lieu of cash for payment for legal fees.

The Company claims an exemption from the registration requirements of the Act for the issuance of common stock underlying the warrants pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 7.01 Regulation FD Disclosure.

A press release dated October 9, 2009 announcing the exercise of the warrants and the issuance of the Company’s common stock is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell company transactions.
None.

(d)	Exhibits.
99.1	Press Release dated October 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Medasorb Technologies Corporation

By:	/s/ David Lamadrid
Name: David Lamadrid
Title: Chief Financial Officer

Dated: October 9, 2009